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                                   EXHIBIT 99

                             GLOBAL SMARTCARDS INC.
                                 (the "Company")

RESOLUTIONS passed as of the 15th day of March, 2001 by consent in writing by the sole Director of the Company.


CHANGE IN AUDITORS

WHEREAS the Company's auditor Barry L. Friedman, PC has passed away.

AND WHEREAS the Company wishes to appoint Moore Stephens Ellis Foster in place of Mr. Friedman.

RESOLVED THAT as a result of the death of Mr. Friedman, the appointment of Moore Stephens Ellis Foster as auditors for the Company be and is hereby approved.


EXECUTION IN COUNTERPART

RESOLVED THAT these resolutions be signed by the directors in as many counterparts as may be necessary, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and, notwithstanding the date of execution, shall be deemed to be dated the effective date set forth above.




/s/ George Polyhronopoulos                  /s/ Larry L. Richardson
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GEORGE POLYHRONOPOULOS                      LARRY L. RICHARDSON